EXHIBIT 24.1

POWER OF ATTORNEY OF THE REGISTRANT'S BOARD OF DIRECTORS AND
EXECUTIVE OFFICERS



     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that the undersigned constitute and appoint Gary W. Kyle and Kevin C. Sagara, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to do the following:

(1)	execute the registration statement of Sempra Energy, a
California corporation ("Sempra"), which registration statement registers common stock of Sempra for issuance pursuant to Sempra's Direct Stock Purchase Plan; and

(2)	execute any further supplement or amendment to the
foregoing, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission;

granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



Dated: April 28, 1998            /s/ Richard D. Farman
                             ----------------------------
                                 Richard D. Farman
                                 President and Director




Dated: April 29, 1998            /s/ Stephen L. Baum
                             -----------------------------
                                 Stephen L. Baum
                                 Vice President, Chief Financial
                                 Officer and Director